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                                                                   EXHIBIT 10.14

                                OPTION AGREEMENT



          This Option Agreement (this "Agreement") is made as of March 29, 1996 by and among Plasma & Materials Technologies, Inc., a California corporation (the "Company"), PMT CVD Partners, L.P., a California limited partnership (the "Partnership"), and _____________________________ (the "Investor").

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, the Company and the Investor are limited partners of the Partnership pursuant to the Limited Partnership Agreement dated as of the date hereof (the "Partnership Agreement"); and

          WHEREAS, the Investor wishes to enter into an agreement granting the Company an option to purchase, pursuant to the terms and conditions set forth herein, (i) the Investor's entire limited partnership interest in the Partnership (the "Partnership Interests") and (ii) all of the shares of the common stock of CVD, Inc., a California corporation and the general partner of the Partnership, owned by the Investor (the "GP Shares").

          NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

          1.  Option.  The Investor hereby grants to the Company an exclusive,
              ------
irrevocable option (the "Option") to purchase all but not less than all of the Partnership Interests and GP Shares now or hereafter beneficially owned or held by the Investor. The Option is exercisable at any time after the date hereof and may be exercised in accordance with the terms of Section 4 hereof, provided that such Option must be exercised prior to March 29, 2001 (the "Option Termination Date").

          2.  Exercise Price.  Upon exercise of the Option, the aggregate
              --------------
purchase price for the Partnership Interests and GP Shares held by the Investor (collectively, the "Option Exercise Price") shall be determined by the following formula:
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                    EP = CC X (1.40)/T/

                    EP: Option Exercise Price, which shall, in all circumstances, equal at least 2 X CC
                    CC:  Capital Contribution of the Investor to the Partnership
                    T: Period of time commencing on the date of the Investor's Capital Contribution and ending on the Option Closing Date, as defined below, expressed as a fraction of years


          3.   Form of Payment.  The Option Exercise Price (a) shall be net of
               ---------------
the Investor's Percentage Interest (as defined in the Partnership Agreement) multiplied by all royalty amounts, if any, paid to the Partnership by the Company pursuant to the R&D Agreement (as defined in the Partnership Agreement) whether or not such amounts have been distributed to the Investor pursuant to the Partnership Agreement and (b) may be paid in cash, in Common Stock of the Company (the "Common Stock"), or in any combination thereof, at the sole discretion of the Company, provided that any Common Stock delivered to the Investor shall be either registered under the Securities Act of 1933, as amended (the "Act"), or shall be subject to such registration rights and procedures under the Act as may be reasonably acceptable to the Investor. The number of shares of Common Stock to be delivered in payment of all or a portion of the Option Exercise Price shall be determined by (i) dividing the portion of the Option Exercise Price to be paid in shares of Common Stock by (ii) the product of nine-tenths (0.90) multiplied by the Average Stock Price. For purposes of this Section 3, the "Average Stock Price" shall mean the average closing sales prices of Common Stock quoted on Nasdaq National Market or, if then traded on a national securities exchange, the average closing prices of Common Stock on the principal national securities exchange on which listed or, if quoted on the Nasdaq over-the-counter system, the average of the mean of the closing bid and asked prices of Common Stock quoted on such system, in any such case on each of the ten (10) trading days immediately preceding the Option Closing Date. Any shares of Common Stock paid in connection with the Option Exercise Price will be validly authorized and issued, fully paid and nonassessable and free and clear of any and all liens and encumbrances.

          4.   Manner of Exercise.  The Option may be exercised at any time by
               ------------------
written notice from the Company to the Investor stating that the Option is being exercised and setting forth: (a) the portion, if any, of the Option Exercise Price to be paid in cash and the portion, if any, of the Option Exercise Price to be paid in Common Stock and (b) the date, not less than ten (10) or more than thirty (30) days after the date the Company gives written notice of the exercise of the Option (the "Exercise Date"), on which the Partnership Interests and GP Shares shall be purchased (the "Option Closing Date").

          5.   Transfer of Title; Representations and Warranties.  Transfer of
               -------------------------------------------------
title by the Investor to the Company of the Partnership Interests and GP Shares shall be deemed to

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occur automatically on the Option Closing Date subject to the payment in full by the Company on such date of the amount owing to the Investor as determined in accordance with Sections 2 and 3 hereof, and, in connection with such transfer of title, the Investor agrees to make such representations and warranties with respect to its title in and to the Partnership Interests and GP Shares as may be requested by the Company. After the Option Closing Date, subject to the payment in full by the Company on such date of the amount owing to the Investor as determined in accordance with Sections 2 and 3 hereof, the Investor shall have no rights whatsoever in connection with the Partnership Interests and GP Shares, other than the right to receive the full Option Exercise Price therefor.

          6.   Exercisability of Warrants.  Commencing on the Option Closing
               --------------------------
Date, and for a period of one (1) year thereafter, that certain Common Stock Purchase Warrant dated as of any even date herewith (the "Warrant") delivered to Investor in connection with Investor's original capital contribution to the Partnership shall be exercisable pursuant to the terms and conditions set forth therein.

          7.   Notices.  Except as otherwise set forth herein, any notice
               -------
required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon confirmation of transmission, or three (3) days after deposit with the United States Post Office, by registered or certified mail, or one (1) day after deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the addresses and facsimile numbers set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties to this Agreement.

          8.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

          9.   Specific Performance.  The parties hereto hereby agree that the
               --------------------
breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, the parties hereto agree that each such party shall be entitled to specifically enforce any of the provisions hereof by means of injunctive or other equitable relief, which relief shall be in addition to any other remedies at law or in equity that may be available to such party.

          10.  Entire Agreement.  This Agreement, along with the Partnership
               ----------------
Agreement, the Subscription Agreement (as defined in the Partnership Agreement), the Warrant, the R&D Agreement, the License Agreement (as defined in the Partnership Agreement) and that certain Share Subscription and Shareholders Agreement dated as of an even date herewith among CVD, Inc., the Investor and certain other parties thereto, constitute the entire agreement among the parties with respect to the subject matter hereof

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and thereof and supersede any and all prior agreements and understandings of the parties, whether written or oral, in connection therewith.

          11.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement.

          12.  Termination.  This Agreement, and the Option granted hereunder,
               -----------
shall terminate and have no further force or effect on the Option Termination Date.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                 PLASMA & MATERIALS TECHNOLOGIES, INC.



                         By:
                              ---------------------------
                              Dr. Gregor A. Campbell
                              President and Chief Executive Officer

                              Address:

                              9255 Deering Avenue
                              Chatsworth, California  91311
                              Attention:  Dr. Gregor A. Campbell
                              Facsimile No.:  (818) 886-8098



PARTNERSHIP:             PMT CVD PARTNERS, L.P.

                         By:  CVD, Inc.,
                              General Partner



                              By:
                                    --------------------
                                    John W. La Valle
                                    Chief Financial Officer and Secretary

                              Address:

                              9255 Deering Avenue
                              Chatsworth, California  91311
                              Attention:  Mr. John W. La Valle
                              Facsimile No.:  (818) 886-8098



                    [Signatures continued on following page]

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                   [Signatures continued from previous page]



INVESTOR:               ________________________


                        Address:


                        ________________________

                        ________________________

                        ________________________

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